EXHIBIT 99.(17)(a)

DRAFT

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

EASY VOTING OPTIONS:

VOTE ON THE INTERNET Log on to: www.proxy-direct.com or scan the QR code Follow the on-screen instructions available 24 hours a day

VOTE BY PHONE Call 1-800-xxx-xxxx Follow the recorded instructions available 24 hours a day

VOTE BY MAIL Vote, sign and date this Proxy Card and return in the postage-paid envelope

Please detach at perforation before mailing.

AMERICAN BEACON FUNDS
AMERICAN BEACON MID-CAP VALUE FUND
PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD OCTOBER 12, 2022

The undersigned Shareholder(s) of the American Beacon Mid-Cap Value Fund, a series of American Beacon Funds (“Trust”), hereby appoint(s) Rosemary K. Behan (with full power of substitution), the proxy of the undersigned, to attend the Special Meeting of Shareholders of the American Beacon Mid-Cap Value Fund, to be held on Wednesday, October 12, 2022 at 2:00 p.m., Central Time, at the Trust’s office, located at 220 East Las Colinas Boulevard, Suite 1200, Irving, Texas 75039, and at any postponements or adjournments thereof (“Special Meeting”), to vote all of the shares of the American Beacon Mid-Cap Value Fund that the undersigned would be entitled to vote if personally present at the Special Meeting and on any other matters properly brought before the Special Meeting, all as set forth in the Notice of Special Meeting of Shareholders.

THIS PROXY IS SOLICITED ON BEHALF OF THE TRUST’S BOARD OF TRUSTEES. This proxy card, when properly executed, will be voted as instructed. If no specification is made, the proxy card will be voted “FOR” the Proposal. The proxies are authorized, in their discretion, to vote upon such other matters as may properly come before the Special Meeting.  Receipt of the Notice of Special Meeting of Shareholders and the related Combined Proxy Statement and Prospectus is hereby acknowledged.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED ON THE REVERSE SIDE.

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the
Special Meeting of Shareholders to Be Held on October 12, 2022.
The Notice and the Combined Proxy Statement and Prospectus for this Meeting are available at:
https://www.proxy-direct.com/xxxxxxxxxx

You may receive more than one ballot if you have multiple investments in the American Beacon Mid-Cap Value Fund, please remember to vote all of your ballots!

IF YOU VOTE ON THE INTERNET OR BY TELEPHONE,
YOU NEED NOT RETURN THIS PROXY CARD

Should you have any questions about these proxy materials or wish to vote your shares, please call toll-free at 1-800-xxx-xxxx
Representatives are available Monday thru Friday from 9:00 a.m. to 11:00 p.m. and Saturday 12:00 p.m. to 6:00 p.m. Eastern time.

Please detach at perforation before mailing.

THIS PROXY IS SOLICITED ON BEHALF OF THE TRUST’S BOARD OF TRUSTEES WITH RESPECT TO YOUR FUND.  THE TRUST’S BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” THE PROPOSAL.

TO VOTE MARK BLOCKS BELOW IN BLUE OR BLACK INK AS SHOWN IN THIS EXAMPLE:   ☒

A	Proposal
	FOR	AGAINST	ABSTAIN
1.
To approve the Plan of Reorganization and Termination approved by the American Beacon Funds’ Board of Trustees, which provides for the reorganization of the American Beacon Mid-Cap Value Fund, a series of American Beacon Funds, into the American Beacon Shapiro SMID Cap Equity Fund, also a series of American Beacon Funds.
	☐	☐	☐

B	Authorized Signatures ─ This section must be completed for your vote to be counted.─ Sign and Date Below

Note: Please sign exactly as your name(s) appear(s) on this proxy card, and date it.  When shares are held jointly, each holder is requested to sign, but only one signature is required absent a written notice to the contrary.  When signing as attorney, executor, guardian, administrator, trustee, officer of corporation or other entity or in another representative capacity, please give the full title under the signature.